UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2020

GATX Corporation

(Exact name of registrant as specified in its charter)

New York	1-2328	36-1124040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive

Chicago, Illinois 60606-7147

(Address of principal executive offices, including zip code)

(312) 621-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	GATX	New York Stock Exchange
Chicago Stock Exchange
5.625% Senior Notes due 2066	GMTA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In light of public health concerns associated with the COVID-19 pandemic and recent governmental actions, including by the Governors of the State of New York and the State of Illinois, effective April 20, 2020, the Board of Directors of GATX Corporation (the “Company”) amended the Company’s By-Laws to permit the Company, to the extent permitted by law, to hold a meeting of the shareholders by means of remote communication in lieu of, or in addition to, a physically located meeting and to provide that notice of an annual or special meeting of the shareholders may be given in any manner permitted by law. The amendments were added to Article I, Section 1 titled Place of Meeting and Article I, Section 4 titled Notice of Meetings of the Company By-Laws. The amended Section 1 and Section 4 read as follows:

Section 1. Place of Meeting. Every meeting of the shareholders of GATX Corporation (hereinafter called the “Corporation”) shall be held at the principal office of the Corporation in the State of New York, or at such other place in or out of said State as shall be specified in the notice of such meeting or waiver of such notice. The Board (as defined below) may in its sole discretion also, to the extent permitted by law, designate that a meeting of shareholders be held by means of remote communication in lieu of, or in addition to, a physically located meeting of shareholders.

Section 4. Notice of Meetings. Notice of the time and place of each meeting of the shareholders and of the purpose or purposes for which the meeting is called shall be given in the name of the President, an Executive Vice President, a Senior Vice President, the Secretary or an Assistant Secretary of the Corporation. Such notice may be written or electronic and, unless otherwise provided by law, shall be duly delivered or transmitted to each shareholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the meeting or such lesser period as permitted by applicable law. If mailed, such notice (a) shall be directed to the shareholder at his address as it appears on the stock book, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other place, in which case it shall be mailed to the address designated in such request and (b) shall be deemed given when deposited in the United States mail, postage prepaid. If transmitted electronically, such notice shall be given when directed to the shareholder at his electronic address supplied by the shareholder to the Secretary of the Corporation or as otherwise directed pursuant to the shareholder’s authorization or direction. No notice need be given of any adjourned meeting, except when expressly required by law.

This description of the amendments to the By-Laws is qualified in its entirety by reference to the text of the Amended and Restated By-Laws filed as Exhibit 3.1 to this Report.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

3.1	The Amended and Restated By-Laws of GATX Corporation, as amended and restated on April 20, 2020.

104	Cover Page Interactive Data File (embedded within the Inline BRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Thomas A. Ellman
Thomas A. Ellman
Executive Vice President, Chief
Financial Officer
(Duly Authorized Officer)

Date: April 21, 2020